As Filed With the Securities and Exchange Commission on March 9, 2004

Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 16	☒
(Check appropriate box or boxes)

MERCURY MASTER TRUST

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

(888) 763-2260

(Registrant’s Telephone Number, Including Area Code)

Terry K. Glenn

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address:

PO Box 9011,

Princeton, New Jersey 08543

(Name and Address of Agent for Service)

Copies to:

Counsel for the Trust:
Joel H. Goldberg, Esq.	Andrew J. Donohue, Esq.
Shearman & Sterling LLP	Fund Asset Management, L.P.
599 Lexington Avenue	P.O. Box 9011
New York, New York 10022	Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

Parts A and B of Amendment No. 15 to the Registrant’s Registration Statement, dated September 22, 2003, which relate to the Merrill Lynch Master International Portfolio, Merrill Lynch Master Pan-European Growth Portfolio, and Merrill Lynch Master Small Cap Growth Portfolio, are incorporated by reference into this Amendment No. 16 to the Registrant’s Registration Statement.

Mercury Master Trust (the “Trust”) is part of a master-feeder structure. Merrill Lynch Master Global Balanced Portfolio (the “Portfolio”) is a separate portfolio (i.e. series) of the Trust. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 333-72239 and Investment Company Act File No. 811-08797) of Merrill Lynch Global Balanced Fund (the “Fund”) of Mercury Funds, Inc. as amended to date (the “Fund’s Registration Statement”). Part A of the Fund’s Registration Statement includes the prospectus of the Fund

To date, the Fund invests all of its assets in beneficial interests in the Portfolio. The Fund is the only Feeder Fund that currently invests in the Portfolio. The Fund and any other feeder fund that may invest in the Portfolio are referred to herein as “Feeder Funds.”

PART A

March 9, 2004

Merrill Lynch Master Global Balanced Portfolio

of Mercury Master Trust

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.    Investment Objectives, Principal Investment Strategies, and Related Risks

(a) Investment Objective.

The main objective of the Portfolio is a combination of long-term capital growth and current income.

(b) Implementation of Investment Objective.

Outlined below are the main strategies the Portfolio uses in seeking to achieve its objective.

The Portfolio invests in a mix of both equity securities and high quality bonds of issuers located in the U.S. and other developed countries. The Portfolio’s neutral position consists of approximately 60% of its portfolio in equity securities and 40% in bonds, although the Portfolio may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions. The Portfolio cannot guarantee that it will achieve its objective.

In selecting equity securities, the Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. Equity securities consist of:

•	Common Stock

•	Preferred Stock

•	Securities Convertible into Common Stock

•	Derivative securities, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:

•	financial resources

•	value of assets

•	sales and earnings growth

•	product development

•	quality of management

•	overall business prospects

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy, in general, usually has a higher valuation over time than a company with slower earnings growth. The Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. The Portfolio also allocates investments to developed countries that Portfolio management believes, based on an evaluation of economic, political and social factors, present good prospects for overall economic growth. Current income from dividends and interest will not be an important consideration in selecting equity securities. The Portfolio may invest in companies of any size, but tends to focus on medium and large companies.

In selecting bonds, Portfolio management considers, among other things, the yield a bond provides and whether the issuer of the bond has the ability to pay the interest and repay the principal. Portfolio management will evaluate the financial strengths and the creditworthiness of bond issuers in determining the potential risks and benefits of an investment. The Portfolio will choose bonds of various types, maturities and issuers based on its assessment of general market and economic conditions. The Portfolio limits its investments to bonds rated at least A by Moody’s Investors Services, Inc., Standard & Poor’s, or Fitch Ratings or if unrated, considered by Portfolio management to be of comparable quality. Of these, at least 80% will be rated AA/Aa or higher, or if unrated, considered by Portfolio management to be of comparable quality. The Portfolio’s bond investments can have any maturity, and there are no limits on the average maturity of the bond portion of the Portfolio’s portfolio.

Bonds will include debt issued by the following types of entities:

•	U.S. government and its agencies

•	Governments (including foreign states, provinces and municipalities) in other developed countries and their agencies

•	Supranational organizations (e.g., World Bank)

•	Corporations located in the U.S. and other developed countries.

The Portfolio may also invest in asset-backed securities, including mortgage-backed securities and stripped securities. The portion of the Portfolio’s bond portfolio that is not denominated in U.S. dollars normally will be hedged into U.S. dollars in an effort to reduce the effect of currency fluctuations on the bond portion’s performance. The Portfolio is not required to hedge and may choose not to do so.

The Portfolio invests only in securities of governmental or private issuers located in countries that are included in either the Morgan Stanley Capital International (“MSCI”) World Index or the Salomon Smith Barney World Government Bond Index. The Portfolio will invest, in part, based on the Portfolio’s evaluation of a country’s economic, political and social factors.

The Portfolio considers an issuer to be “located” in the country where:

•	It is legally organized, or

•	The primary trading market for its securities is located, or

•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

Other Strategies.    In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio may invest in derivatives for a variety of portfolio management purposes, including to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities.

The Portfolio has no stated minimum holding period for investments, and will buy or sell securities and other assets whenever Portfolio management sees an appropriate opportunity. The Portfolio does not consider potential tax consequences to investors when it sells securities.

The Portfolio will normally invest almost all of its assets as described above. The Portfolio may, however, invest in short-term instruments, such as money market securities and repurchase agreements, to meet redemptions. The Portfolio may also reduce its exposure to equity securities and longer term bonds by investing without limit in short-term investments, high quality bonds or derivatives, when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of an interest in the Portfolio. Therefore, the Portfolio may not achieve its investment objective.

The Portfolio may also lend its portfolio securities and invest its uninvested cash balances in affiliated money market funds.

(c) Risks.

This section contains a summary discussion of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive for any period of time.

Set forth below are the main risks of investing in the portfolio:

Market Risk and Selection Risk

Market risk is the risk that a market in one or more countries in which the Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other portfolios with a similar investment objective and investment strategies.

Credit Risk

Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Changes in an issuer’s credit rating or the market’s perception of an issuer’s credit worthiness can also adversely affect the value of the Portfolio’s investments in the issuer’s securities.

Interest Rate Risk

Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Call and Redemption Risk

A bond’s issuer may call a bond for redemption before it matures. If this happens to a bond the Portfolio holds, the Portfolio may lose income and may have to invest the proceeds in bonds with lower yields.

Foreign Market Risk

Since the Portfolio invests in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk

The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. With respect to the Fund’s investments in Europe, any adverse developments in connection with the ongoing development of the Economic and Monetary Union (EMU) could potentially destabilize EMU. Such destabilization could adversely affect the Fund’s European investments.

Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could adversely affect security prices, impair the Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations.

Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk

Securities in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Certain Risks of Holding Fund Assets Outside the United States

The Portfolio generally holds its non-U.S. securities and cash in non-U.S. banks and securities depositories. Some non-U.S. banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

Settlement Risk

Settlement and clearance procedures in certain foreign markets may differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines, or, if it has contracted to sell the security to another party, the Portfolio could be liable to that party for any losses incurred.

Government Supervision and Regulation/Accounting Standards

Many foreign governments may supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have the same laws to protect investors the way that U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

Mortgage-Backed Securities

Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their loans earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Portfolio will have to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as “extension risk.”

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed and asset-backed securities. Stripped mortgage-backed securities may be highly sensitive to changes in interest rates and rates of payment.

Asset-Backed Securities

Like traditional fixed-income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Portfolio reinvests the proceeds of a prepayment it may receive a lower interest rate than the rate on the security that was prepaid. In a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average maturity of the Portfolio’s portfolio will increase. The value of long-term securities generally changes more widely in response to changes in interest rates than shorter-term securities. Stripped asset-backed securities may be highly sensitive to changes in interest rates and rates of prepayment.

The Portfolio may be subject to certain other risks associated with its investments and investment strategies, including:

Securities Lending

The Portfolio may lend securities with a value up to 33 1/3% of its assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

Derivatives

The Portfolio may use derivative instruments, including futures, forwards, options, indexed and inverse securities, swaps and asset-backed securities and stripped securities. Derivatives may allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

Credit risk—the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency risk—the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk—the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk—the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Index Risk—If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Portfolio could receive lower interest payments or experience a reduction in the value of the derivative to below what the Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

The Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case, any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

Currency Hedging Risk

Portfolio management may use currency hedges in an effort to reduce the effect of currency fluctuations on the performance of the bond portion of the Portfolio’s portfolio. The Portfolio’s currency hedges may not be effective or cost efficient and can limit the potential for growth in the Portfolio’s share value. There is also a risk that the desired currency hedges will not be available due to market or regulatory factors. They are also subject to the risk that the counterparty will be unable to honor its financial obligation to the Portfolio. The Portfolio is not required to hedge any part of its portfolio and may choose not to do so.

Borrowing and Leverage Risk

The Portfolio may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of portfolio shares and in the return on the Portfolio’s portfolio. Borrowing will cost the Portfolio interest expense and other fees. The cost of borrowing may reduce the Portfolio’s return. Certain securities that the Portfolio buys may create leverage, including, for example, futures, forwards, options and indexed and inverse securities and swaps and asset-backed and stripped securities.

Convertibles

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Illiquid Securities

The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value. If the Portfolio buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities

Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Portfolio buys that are not registered under the applicable securities laws. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Portfolio may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Portfolio management receives material adverse nonpublic information about the issuer, the Portfolio will not be able to sell the securities.

Rule 144A Securities

Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Sovereign Debt

The Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt are subject to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay or bankruptcy proceeding by which all or a part of sovereign debt that a government entity has not repaid may be collected.

Item 6.    Management, Organization and Capital Structure

(a)(1)  Investment Adviser.

Merrill Lynch Investment Managers International Limited (“MLIMIL” or the “Investment Adviser”) manages the Portfolio. The Investment Adviser manages the Portfolio’s investments under the overall supervision of the Board of Trustees of the Mercury Master Trust. The Investment Adviser and its affiliates have the responsibility for making all investment decisions for the Portfolio.

MLIMIL was organized as an investment adviser in 1981 and offers investment advisory services to approximately eight registered investment companies. As of January, 2004, the Investment Adviser and its affiliates managed portfolios with approximately $518 billion in assets for individuals and institutions seeking investments worldwide.

MLIMIL receives a fee at the annual rate of 0.60% of the Portfolio’s average daily net assets.

Fund Asset Management, L.P. (“FAM”), an affiliate of MLIMIL, may manage all or a portion of the Portfolio’s daily cash assets, to the extent not managed by MLIMIL. The Portfolio does not pay any incremental fee for this service, although MLIMIL may make payments to FAM.

(a)(2)  Portfolio Managers.

The allocation of assets of the Portfolio’s portfolio is managed by MLIMIL’s Asset Allocation Team. The investment professionals who manage the asset allocation include the following:

Richard Turnill is responsible for developing asset allocation strategies based on the team’s proprietary models. Mr. Turnill is also the senior macro-economist on the team. With guidance from the Investment Adviser’s Central Strategy Group, of which he is a member, Mr. Turnill is responsible for determining the allocation of the Portfolio’s assets between equity securities and bonds. Mr. Turnill is Merrill Lynch Investment Managers’ head of Asset Allocation and Economics. Mr. Turnill is a Managing Director of Merrill Lynch Investment Managers and has been employed therewith since 1996.

Charles Prideaux, Director of MLIMIL, has been employed as an investment professional by MLIMIL or its affiliates since 1988.

The equity segment of the Portfolio’s portfolio is managed by MLIMIL’s Global Equity Team, all members of which participate in the team’s research process and stock selection. The investment professionals in this group who manage the equity segment of the Portfolio’s portfolio include the following:

Sue Chan has been employed by MLIMIL or its affiliates as an Analyst/Assistant Vice President from 1998 to 2001, as a Vice President from 2001 to 2003, and as a Director from February 2003 to present. Ms. Chan has been primarily responsible for the day-to-day management of the equity portion of the Portfolio’s portfolio since January 2002. She was employed by United Overseas Bank from 1996 to 1998.

Ian Rowley has been employed as an investment professional by MLIMIL or its affiliates since 2001. He was employed by USB Asset Management from 1995 to 2000.

The bond segment of the Portfolio’s portfolio is managed by MLIMIL’s Global Fixed-Income Team, all members of which participate in the team’s research process and bond selection. The investment professionals in this group who manage the bond segment of the Portfolio’s portfolio include the following:

David Lloyd has been the head of the Merrill Lynch Investment Managers Global Fixed Income Team since 2003. Prior to joining Merrill Lynch Investment Managers, Mr. Lloyd was responsible for asset allocation and duration/currency management of global bond funds at Henderson Global Investors from 1992 to 2003.

Owen Murfin has been a manager with Merrill Lynch Investment Managers since 2002 specializing in the management of non-government securities with global government and global aggregate portfolios. Prior to joining Merrill Lynch Investment Managers, Mr. Murfin managed global credit portfolios with Goldman Sachs Asset Management from 1997 to 2002.

(b)  Capital Stock.

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or Portfolio available for distribution to investors.

The Trust is organized as a Delaware statutory trust and currently consists of twenty four Portfolios, of which four are currently in operation. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Trust reserves the right to create and issue interests in additional Portfolios.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange (“NYSE”) is open for trading at the net asset value as calculated as of the close of business on the NYSE (normally 4:00 p.m. Eastern Standard time). Additionally, an investor may transfer any or all of its investment to another current shareholder without the express prior written consent of the Trustees.

Item 7.    Shareholder Information

(a)  Pricing of Beneficial Interests in the Portfolio.

The aggregate net asset value of the Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. If events that are expected to materially affect the value of the securities traded in other markets occur between the close of those markets and the close of business on the NYSE, those securities may be valued at their fair value. Foreign securities owned by the Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, the Portfolio’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Portfolio. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE or the next determination of net asset value of the Portfolio.

(b)  Purchase of Beneficial Interests in the Portfolio.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the Portfolio.

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c)  Redemption of Beneficial Interests in the Portfolio.

A Feeder Fund may withdraw all or a portion of its investment in the Portfolio on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder without such consent.

(d)  Dividends and Distributions.    Not Applicable

(e)  Tax Consequences

Under the anticipated method of operation of the Portfolio, the Portfolio will be treated as a partnership for federal income tax purposes and, thus, will not be subject to any federal income tax. Based upon the status of the Portfolio as a partnership, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

Item 8.    Distribution Arrangements

(a)  Sales Loads.    Not Applicable.

(b)  12b-1 Fees.    Not Applicable.

(c)  Multiple Class and Master Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. A Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow. A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Fund’s Registration Statement under “Master/Feeder Structure.”

PART B

March 9, 2004

Merrill Lynch Master Global Balanced Portfolio

of Mercury Master Trust

Item 10.    Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Merrill Lynch Master Global Balanced Portfolio (the “Portfolio”) of Mercury Master Trust (the “Trust”), dated March 9, 2004, as it may be revised from time to time (the “Trust’s Part A”). The Portfolio is a separate series of the Trust. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 333-72239 and Investment Company Act File No. 811-08797) of Merrill Lynch Global Balanced Fund (the “Fund”) of Mercury Funds, Inc., as amended to date (the “Fund’s Registration Statement”). Part A of the Fund’s Registration Statement includes the prospectus of the Fund. Part B of the Fund’s Registration Statement includes the Statement of Additional Information of the Fund.

The Trust is part of a “master/feeder” structure. The Fund invests its assets in beneficial interests of the Portfolio. The Fund is the only feeder fund that currently invests in the Portfolio. The Fund and any other feeder fund that may invest in the Portfolio are referred to herein as “Feeder Funds.”

Item 11.    Trust History.

Information relating to the history of the Trust is incorporated herein by reference from Item 6 of the Trust’s Part A.

Item 12.    Description of the Portfolio and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment programs, is incorporated herein by reference from the section entitled “Investment Objective and Policies” in Part I of Part B of the Fund’s Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Fund’s Registration Statement.

Item 13.    Management of the Trust

(a) Management Information.

The Board of Trustees of the Trust consists of five individuals, four of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The same individuals serve as Directors of the Fund. The Board of Trustees is responsible for the overall supervision of the operations of the Trust and performs the various duties imposed on the directors of investment companies by the Investment Company Act.

(b) Board of Trustees

Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended November 30, 2003.

Each non-interested Trustee is also a member of the Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by interest holders of the Trust or Feeder Fund stockholders or by Trust management as it deems appropriate. Interest holders of the Trust or Feeder Fund stockholders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and did not meet during the Trust’s fiscal year ended November 30, 2003.

Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliates, Fund Asset Management, L.P. (“FAM”) and Merrill Lynch Investment Managers International Limited (“MLIMIL” or the “Investment Adviser”) (“MLIM/FAM - advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM Advised Funds and Portfolios Overseen	Public Directorships
David O. Beim (63)	Trustee	Trustee since 1998	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. from 1997 to 2002; Chairman of Wave Hill, Inc. since 1990.	11 registered investment companies consisting of 17 portfolios	None

James T. Flynn (64)	Trustee	Trustee since 1998	Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of JP Morgan in various capacities from 1967 to 1995.	11 registered investment companies consisting of 17 portfolios	None

W. Carl Kester (52)	Trustee	Trustee since 1998	Industrial Bank of Japan Professor of Finance, Senior Associate Dean and Chairman of the MBA Program of Harvard University Graduate School of Business Administration since 1999; James R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999; MBA Class of 1958 Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.	11 registered investment companies consisting of 17 portfolios	None

Karen P. Robards (53)	Trustee	Trustee since 1998	President of Robards & Company, a financial advisory firm, since 1987; formerly an investment banker with Morgan Stanley for more than ten years; Director of Enable Medical Corp. since 1996; Director of AtriCure, Inc. since 2000; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	11 registered investment companies consisting of 17 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust’s by-laws, charter of by statute.

Certain biographical and other information relating to the Trustee who is an officer and “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:

Name, Address* and Age	Position(s) Held with the Portfolio	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn (63)***	Trustee and President	Trustee**** and President since 1999	President of the MLIM/FAM advised funds since 1999; Chairman (Americas Region) Merrill Lynch Investment Managers, L.P. (“MLIM”) from 2000 to 2002; Executive Vice President of FAM and MLIM (which terms as used herein include their corporate predecessors) from 1983 to 2002; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1988 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.	125 registered investment companies consisting of 160 portfolios	None

Robert C. Doll, Jr. (48)	Senior Vice President	Senior Vice President since 2001	President of FAM and MLIM since October 2001; Director of Princeton Services since October 2001; Co-Head (Americas Region) FAM and MLIM from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	41 registered investment companies consisting of 65 portfolios	None

Donald C. Burke (43)	Vice President and Treasurer	Vice President since 1998 and Treasurer since 1999	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President FAMD since 1999; Vice President of MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.	124 registered investment companies consisting of 159 portfolios	None

Richard Turnill (34)	Vice President	Vice President since 2003	Head of Asset Allocation and Economics for MLIM; Managing Director of MLIM since 1996.	2 registered investment companies consisting of 1 portfolios	None

Name, Address* and Age	Position(s) Held with the Portfolio	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM Advised Funds and Portfolios Overseen	Public Directorships

Phillip S. Gillespie (40)	Secretary	Secretary since 2003	First Vice President of MLIM since 2001; Director of MLIM from 2000 to 2001; Vice President of MLIM from 1999 to 2000; Attorney associated with MLIM since 1998; Assistant General Counsel, Chancellor LGT Asset Management Inc. from 1997 to 1998; Senior Counsel and Attorney in the Division of Investment Management and Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.	124 registered investment companies consisting of 159 portfolios	None

*	The address of the interested Trustee and officers is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the board of Trustees of the Trust.
***	Mr. Glenn is an “interested person”, as defined in the Investment Company Act, of the Trust based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P.
****	As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.

Share Ownership.    Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds (“Supervised Merrill Lynch Funds”) as of December 31, 2003 is set forth in the chart below:

Name	Aggregate Dollar Range of Equity in the Portfolio*	Aggregate Dollar Range of Securities in All Supervised Merrill Lynch Funds
Interested Trustees:
Terry K. Glenn	N/A	over $100,000
Non-Interested Trustees
David O. Beim	N/A	None
James T. Flynn	N/A	over $100,000
W. Carl Kester	N/A	$10,001 – $50,000
Karen P. Robards	N/A	over $100,000

*	The Portfolio does not offer its interests for sale to the public.

As of February 20, 2004, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Portfolio. As of December 31, 2003, none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co. Inc. (“ML & Co.”).

In connection with its consideration of the Advisory Agreements, the Board compared the Trust’s advisory fee rates and expense ratios to those of comparable funds. The Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Portfolio by the Advisers under the Advisory Agreements, as well as other services to be provided by the Advisers and their affiliates under other agreements, and the personnel who provide these services (as set forth in Part II of this Statement of Additional Information). In addition to investment advisory services, the Advisers and their affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund and the Portfolio. In particular, the Board reviewed the services provided by and the compensation paid to FAM for providing administrative services to the Fund. Based on their experience as trustees of the Fund and the Trust, and a number of other funds advised by the MLIM or its affiliates, the Trustees concluded that the services provided in all areas was of a high level and that the Fund and the Portfolio benefit from those services. The Board also considered the Advisers’ costs of providing services, and the direct and indirect benefits to the Advisers from their relationship with the Fund and the Portfolio. In connection with the Advisory Agreement, the benefits considered by the Board included not only the Adviser’s compensation for investment advisory services and the Fund’s and Portfolio’s profitability to the Adviser under the Advisory Agreement, but also compensation paid to the Adviser or its affiliates, including MLAM U.K., for other, non-advisory, services provided to the Fund and the Portfolio. The Board also considered the Adviser’s access to research services from brokers to which the Adviser may have allocated Portfolio brokerage in a “soft dollar” arrangement. The Board concluded that the advisory fee was reasonable in relation to the services provided by the Advisers to the Fund and the Portfolio as well as the costs and benefits gained by the Advisers in providing such services.

In reviewing the Investment Advisory Agreement, the Board focused on the experience, resources and strengths of the Adviser and its affiliates in managing investment companies, including the Fund and Portfolio, that invest in equity and debt securities throughout the world and that use a balanced investing style. The Board concluded that the Adviser has a high level of expertise in managing the types of investments used by the Portfolio and that the Portfolio and the Fund benefit from that expertise. The Trustees, based on their experience as trustees of other investment companies managed by the Adviser and its affiliates as well as of the Portfolio and the Fund, also focused on the quality of the compliance and administrative staff at the Investment Adviser. The Board noted that, in addition to the analysts and compliance personnel dedicated to the global equity and fixed income management groups, the Investment Adviser also has a separate administrative legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to the Portfolio and the Fund.

In connection with its consideration of both the Investment Advisory Agreement, the Board placed significant emphasis on the Portfolio’s advisory fee rate and expense ratios as compared to those of comparable open end funds as provided by Lipper Inc. The Board compared the Fund’s advisory fee rate and expense ratios to those of comparable funds. The Board took into account the various services provided to the Fund by the Investment Adviser and its affiliates, including the services required to manage a portfolio of U.S. and foreign equity and debt securities using a balanced investing style and reallocation of assets on an ongoing basis. The Board reviewed the Fund’s contractual advisory fee and noted that the total fee was among the lowest of the funds in its category. The Board also noted that the Fund’s actual advisory fee, including the management and administrative components and the effects of any fee waivers, was also among the lowest of the comparable funds in its category. The Board also reviewed the Fund’s overall expenses and compared them to other funds in the category. The Board concluded that these expenses, which were below the median of the other funds in the category, were reasonable compared to those of the of other, similar funds. Finally, the Board reviewed the Fund’s historical performance and determined that it was comparable to that of other similarly managed equity funds. Based on the information reviewed and its discussions, the Board, including all of the non-interested Trustees, concluded that the advisory fee rate was reasonable in relation to the services provided to the Fund.

(c) Compensation.

Each non-interested Trustee receives an aggregate annual retainer of $84,750 for his or her services to the MLIM/FAM-advised funds, including Mercury Funds, Inc. and the Trust. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based, in general, on the relative net assets of each such fund. In addition, each non-interested Director receives a fee per in-person Board meeting attended and per in-person Audit Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee totals $34,000 for all the MLIM/FAM-advised funds for which that Trustee serves and are allocated equally among those funds. The Chairman of the Committee receives an additional annual retainer in the amount of $10,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Chairman provide services based on the relative net assets of the fund.

The following table shows the compensation earned by the non-interested Trustees with respect to the Portfolio for the fiscal year ended November 30, 2003 and the aggregate compensation paid by all MLIM/FAM-advised funds to the non-interested Trustees for the calendar year ended December 31, 2003.

Name of Director/Trustee	Aggregate Compensation From the Trust/Fund	Pension or Retirement Benefits Accrued as Part of Fund/ Portfolio Expenses	Total Compensation From Fund/Portfolio and Other MLIM/ FAM-Advised Funds*
David O. Beim	$4,578	None	$105,000
James T. Flynn	$4,578	None	$105,000
Todd Goodwin**	$4,578	None	$109,000
George W. Holbrook, Jr.**	$4,578	None	$109,000
W. Carl Kester	$4,578	None	$105,000
Karen P. Robards***	$4,578	None	$105,000

*	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table on page B-19.
**	Retired as a Director/Trustee effective January 1, 2004.
***	Chairman of the Audit Committee.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust, the Fund, the Investment Adviser, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Fund’s Registration Statement.

Item 14.    Control Persons and Principal Holders of Securities.

Mercury Funds, Inc., a Maryland corporation, controls the Portfolio on behalf of the Fund. As of February 20, 2004, the Fund beneficially owned 100% of the currently outstanding interests of the Portfolio.

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in the Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

Item 15.    Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 6 in the Trust’s Part A. Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference to the sub-section entitled “Management and Advisory Arrangements” in Part I of Part B and the section entitled “Management and other Service Arrangements” in Part II of Part B of the Fund’s Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Fund’s Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.		Section Incorporated by Reference from Part B of the Fund’s Registration Statement
Item 15	(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 15	(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 15	(d)	Part I: Management and Advisory Arrangements
Item 15	(e)	Not Applicable
Item 15	(f)	Not Applicable
Item 15	(g)	Not Applicable
Item 15	(h)	Part A
Part II: Management and Other Service Arrangements

FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of the Investment Adviser, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 16.    Portfolio Transactions and Brokerage.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Portfolio is incorporated herein by reference to the sections entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the Fund’s Registration Statement.

Item 17.    Capital Stock and Other Securities

The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust’s Part A. Under the Declaration of Trust that establishes the Trust, a Delaware statutory trust, the Trustees are authorized to issue beneficial interests in each portfolio of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the portfolio in which they have invested. Upon liquidation or dissolution of a portfolio, investors are entitled to share in proportion to their investment in such portfolio’s net assets available for distribution to its investors. Interests in a portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a portfolio generally may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its interest in a portfolio or in the Trust, as the case may be. Investors in the Trust, or in any portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

A portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the portfolio. The Trust shall be dissolved upon the dissolution of the last remaining portfolio.

The Declaration of Trust provides that obligations of the Trust and the portfolios are not binding upon the Trustees individually but only upon the property of the portfolios and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the portfolios, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Trust currently consists of twenty-four portfolios, of which four are currently in operation. The Trust reserves the right to create and issue interests in a number of additional portfolios. As indicated above, Holders of each portfolio participate equally in the earnings and assets of the particular portfolio. Holders of each portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a portfolio, the Holders of such portfolio are entitled to share in proportion to their investment in the net assets of such portfolio available for distribution to Holders.

Item 18.    Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Portfolio.

The aggregate net asset value of the Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, the Portfolio’s net asset value may change on days when Holders will not be able to purchase or redeem the interests in the Portfolio. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each Holder’s interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the net aggregate asset value of the Portfolio by the percentage, effective for that day, that represents the Holder’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The Holder’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such Holder’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the Holder’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the Holder’s interest in the Portfolio after the close of business on the NYSE or the next determination of net asset value of the Portfolio.

Equity securities that are held by the Portfolio that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Portfolio employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Portfolio’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Portfolio’s Board of Trustees.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Portfolio may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Portfolio custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Portfolio on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Portfolio. When a request is received in proper form, the Portfolio will redeem a Feeder Fund’s interests at the next determined net asset value. The Portfolio will make payment for all interests redeemed within seven days after receipt by the Portfolio of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Portfolio may not be transferred.

(b)  Fund Reorganizations.    Not Applicable.

(c)  Offering Price.    Not Applicable.

Item 19.    Taxation of the Trust

The Trust is organized as a Delaware statutory trust. The Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a partnership for federal income tax purposes, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

The Trust’s taxable year-end is November 30. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

Although, as described above, the Portfolio will not be subject to federal income tax, it will be required to file appropriate income tax returns. Each prospective Investor Fund that is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of a Portfolio as they are taken into account by the Portfolio.

The Portfolio may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are “section 1256 contracts”. Any gains or losses on section 1256 contracts, (including gains or losses described in the succeeding sentence) are generally considered 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year are treated for federal income tax purposes as being sold on the last business day of such year for their fair market value. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

Foreign currency gains or losses from non-U.S. dollar denominated bonds and other similar debt instruments and from on non-U.S. Dollar futures contracts, options, swaps and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolios. In addition, losses realized by the Portfolios on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Portfolios are not entirely clear. The Portfolios may make one or more of the elections available under the Code with respect to straddles. If the Portfolios make any such elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

The Portfolio may be subject to a withholding tax on dividend or interest income received from securities of a non-U.S. issuer imposed by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested within various countries is not known and is expected to vary.

The Portfolio may make investments that produce income that is not matched by a corresponding cash receipt by the Portfolio, such as investments in obligations having original issue discount. Because such income may not be matched by a corresponding cash receipt, the Portfolio may be required to borrow money or dispose of other securities to be able to make distributions to investors.

The Portfolio’s taxable income will in most cases be determined on the basis of reports made to the Portfolio by the issuers of the securities in which the Portfolio invests. The tax treatment of certain securities in which the Portfolio may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of the Portfolio could result in adjustments to the income of the Portfolio.

Under the Trust, the Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, the Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 20.    Underwriters

The exclusive placement agent for the Portfolio is FAMD, (the “Placement Agent”), an affiliate of the Investment Adviser and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Placement Agent receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.    Calculation of Performance Data

Not Applicable.

Item 22.    Financial Statements

The Portfolio’s audited financial statements are incorporated by reference in this Part B to the November 30, 2003 Annual Report of the Fund. The financial statements of the Merrill Lynch Master International Portfolio, Merrill Lynch Master Pan-European Growth Portfolio, and Merrill Lynch Master Small Cap Growth Portfolio are incorporated by reference in this Part B to the May 31, 2003 Annual Reports and November 30, 2003 Semi-Annual Reports of Merrill Lynch International Fund, Merrill Lynch Pan-European Growth Fund, and Merrill Lynch Small Cap Growth Fund respectively. In addition, Parts A and B of Amendment No. 15 to the Registrant’s Registration Statement, dated September 22, 2003, which relate to the Merrill Lynch Master International Portfolio, Merrill Lynch Master Pan-European Growth Portfolio, and Merrill Lynch Master Small Cap Growth Portfolio, are incorporated by reference into this Statement of Additional Information. You may request copies of the Annual and Semi-annual Reports, at no charge by calling 1-800-MER-FUND between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

ALL PORTFOLIOS

PART C.    OTHER INFORMATION

Item 23.    Exhibits

Exhibit Number

1(a)	Declaration of Trust of Registrant(1)

1(b)	Amendment No. 1 to Declaration of Trust of Registrant(1)

1(c)	Certificate of Trust(1)

1(d)	Certificate of Amendment of Certificate of Trust(1)

1(e)	Certificate of Amendment of Certificate of Trust(2)

1(f)	Certificate of Amendment of Certificate of Trust(3)

1(g)	Amendment No. 2 to Declaration of Trust of Registrant(4)

1(h)	Amendment No. 3 to Declaration of Trust of Registrant(4)

1(i)	Certificate of Amendment of Certificate of Trust(5)

1(j)	Amendment No. 4 to Declaration of Trust of Registrant(5)

1(k)	Amendment No. 5 to Declaration of Trust of Registrant(9)

1(l)	Certificate of Amendment of Certificate of Trust(9)

1(m)	Amendment No. 6 to Declaration of Trust of Registrant(10)

1(n)	Certificate of Amendment of Certificate of Trust(10)

1(o)	Amendment No. 7 to Declaration of Trust(14)

1(p)	Certificate of Amendment of Certificate of Trust(14)

2	Second Amended and Restated By-Laws of Registrant(12)

3	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above

4(a)	Investment Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Mercury Advisors(1)

4(b)	Investment Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Mercury Advisors(1)

4(c)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Fund Asset Management, L.P.(3)

4(d)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Fund Asset Management, L.P.(3)

4(h)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Gold and Mining Portfolio and Fund Asset Management, L.P.(3)

4(i)	Investment Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Merrill Lynch Investment Managers International Limited(3)

4(j)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Fund Asset Management L.P.(3)

Exhibit Number

4(k)	Investment Advisory Agreement between the Trust on behalf of Mercury Master U.S. Small Cap Growth Portfolio and Fund Asset Management, L.P.(5)

4(l)	Sub-Advisory Agreement between Fund Asset Management, L.P. and Mercury Advisors with respect to Mercury Master U.S. Small Cap Growth Portfolio(5)

5	Not Applicable

6	Not Applicable

7	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co.(17)

8(a)	Placement Agent Agreement between Registrant and FAM Distributors, Inc.(1)

8(b)	License Agreement relating to Use of Name among Mercury Advisors, Mercury Asset Management Group Ltd. and Registrant(1)

8(c)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master Pan-European Growth Portfolio(4)

8(d)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master International Portfolio(4)

8(g)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master Global Balanced Portfolio(4)

8(h)	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks(6)

8(k)	Form of Second Amended and Restated Credit Agreement between the Trust, a syndicate of banks, and certain other parties.(11)

8(l)	Form of Third Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(15)

8(m)	Form of Fourth Amended and Restated Credit Agreement between the Trust, a syndicate of banks and certain other parties.(8)

8(n)	Administrative Services Agreement between State Street Bank and Trust Company and the Registrant(13)

8(o)	Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now MLIM LLC), dated August 10, 2001.(16)

9	Not Applicable

10(a)	Consent of Deloitte & Touche LLP, independent auditors for the Registrant*

10(b)	Consent of Shearman & Sterling LLP, Counsel for the Registrant.

11	Not Applicable

12(a)	Certificate of Mercury Funds, Inc. with respect to Mercury Master International Portfolio and Mercury Master Pan-European Growth Portfolio(1)

12(c)	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master Global Balanced Portfolio(3)

12(d)	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S.(10) Small Cap Growth Portfolio(5)

12(e)	Certificate of Fund Asset Management, L.P. with respect to Mercury Master Select Growth Portfolio(10)

Exhibit Number

13	Not Applicable

14(a)	Not Applicable

15	Not Applicable

16(a)	Code of Ethics(18)

*	Filed herewith.
(1)	Incorporated by reference to same numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049).
(2)	Incorporated by reference to identically numbered exhibit to Amendment No. 1 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(3)	Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(4)	Incorporated by reference to identically numbered exhibit to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(5)	Incorporated by reference to identically numbered exhibit to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(6)	Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 31, 1999.
(7)	Incorporated by reference to Exhibit 8(e) to the Registration Statement on Form N-1A of Mercury Gold and Mining Fund of Mercury Funds, Inc. (File Nos. 333-65955 and 811-08797).
(8)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to Merrill Lynch Global Growth Fund’s Registration Statement on Form N-1A filed on December 4, 2003 (File No. 333-32899).
(9)	Incorporated by reference to identically numbered exhibit to Amendment No. 6 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(10)	Incorporated by reference to identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(11)	Incorporated by reference to exhibit (b)(2) to the Issuer Tender Offer on Schedule TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc., filed on December 14, 2001 (File No. 333-39837).
(12)	Incorporated by reference to identically numbered exhibit to Amendment No. 8 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(13)	Incorporated by reference to identically numbered exhibit 8(c) to Post-Effective Amendment No. 20 to Merrill Lynch Growth Fund’s Registration Statement on Form N-1A (File No. 33-10794).
(14)	Incorporated by reference to identically numbered exhibit to Amendment No. 10 to Registrant’s Registration Statement (File No. 811-09049).
(15)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(16)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(17)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739), filed on January 30, 2002.
(18)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936) filed on January 22, 2004.

Item 24.    Persons Controlled by or Under Common Control With the Trust

None.

Item 25.    Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3.  Indemnification.    The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4.  No Protection Against Certain 1940 Act Liabilities.    Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.    Business and Other Connections of Investment Advisers

Merrill Lynch Investment Managers International Limited (“MLIMIL”) acts as the investment adviser for the following open-end registered investment companies: Merrill Lynch Master Global Balanced Portfolio of Mercury Master Trust (the “Trust “); Merrill Lynch Master International Portfolio of the Trust; Merrill Lynch Master Pan-European Growth Portfolio of the Trust; FAM acts as the investment adviser to the Merrill Lynch Master Small Cap Growth Portfolio of the Trust.

Set forth below is a list of each executive officer and partner of the MLIMIL indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since June 2002 for his, her or its own account or in the capacity of director, officer, partner or trustee.

Name	Position(s) With MLIMIL	Other Substantial Business, Profession, Vocation or Employment
Peter John Gibbs	Chairman and Chief Executive Officer	Director Merrill Lynch Investment Managers; Director of Mercury Asset Management International Channel Islands Ltd.; Director Merrill Lynch Asset Management UK Limited; Director Merrill Lynch Global Asset Management Limited; Director Munich London Investment Management Ltd.

Simon G.B. Miles	Director	None

Bernadette Lewis	Assistant Secretary	Assistant Secretary of all of the following: Merrill Lynch Europe PLC; Merrill Lynch Investment Managers Executor & Trustee Co. Limited; Merrill Lynch Investment Managers Limited; Merrill Lynch Investment Managers Group Services Limited; Merrill Lynch Investment Managers Holdings Limited; Merrill Lynch Investment Managers No. 1 Limited; Merrill Lynch Investment Managers No. 2 Limited; ML Invest Holdings Limited; MLIS Limited; Munich London Investment Management Limited; Smith Bros (Services & Leasing) Limited.

Debra Anne Searle	Secretary	Secretary of Merrill Lynch Investment Managers Limited; Secretary of Merrill Lynch Investment Managers Group Limited. Further details below

Marc H. Brillon	Director	Secretary and Director of Merrill Lynch Investment Managers Canada (Institutional) Ltd.

Edoardo L. R. Mercadante	Director	None

Fund Asset Management, L.P.; (“FAM”), an affiliate of MLIMIL, acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

Merrill Lynch Investment Managers, L.P. (“MLIM”) acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies and also acts as sub-adviser to certain other portfolios.

Set forth below is a list of each executive officer and director of FAM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since June 1, 2002 for his, her or its own account or in the capacity of director, officer, partner or trustee. Additionally, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies for which FAM, MLIM or an affiliate acts as investment adviser, and Mr. Doll is an officer of one or more such companies.

Name	Position(s) With FAM	Other Substantial Business, Profession, Vocation or Employment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of MLIM

Princeton Services	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President	President of MLIM; Co-Head (Americas Region) of MLIM from 2000 to 2001; Senior Vice President of FAM and MLIM from 1999 to 2000; Director of Princeton Services; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

Donald C. Burke	First Vice President and Treasurer	First Vice President, Treasurer and Director of Taxation of MLIM; Treasurer of Princeton Services; Senior Vice President and Treasurer of Princeton Services ; Vice President of FAMD;

Andrew J. Donohue	General Counsel	General Counsel of MLIM and Princeton Services, Inc.

Brian A. Murdock	Chief Operating Officer	Chief Operating Officer and First Vice President of MLIM; Executive Vice President of Princeton Services; Chief Investment Officer of EMEA Pacific Region and Global CIO for Fixed Income and Alternative Investments; Head of MLIM’s Pacific Region and President of MLIM Japan, Australia and Asia; President of FAMD.

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM, Princeton Services and Princeton Administrators, L.P. is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAMD is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and ML & Co. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 27.    Principal Underwriters

(a) FAMD acts as the principal underwriter for each of the following open-end registered investment companies, including the Registrant: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund,

Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

(b) Set forth below is information concerning each director and officer of the FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with the Registrant
Brian Murdock	President	None

Michael G. Clark	Treasurer and Director	None

Thomas J. Verage	Director	None

Donald C. Burke	Vice President	Vice President and Treasurer

Item 28.    Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of:

(1)	the registrant, Mercury Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536;

(2)	the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109;

(3)	Merrill Lynch Investment Managers International Limited, the investment adviser of International Portfolio and Pan-European Growth Portfolio, 33 King William Street, London EC4R 9AS, England, and Fund Asset Management, L.P., the investment adviser of Small Cap Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and

(4)	Fund Asset Management, L.P., the sub-adviser of International Portfolio and Pan-European Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536; Merrill Lynch Investment Managers International Limited, the sub-adviser of Small Cap Growth Portfolio, 33 King William Street, London EC4R 9AS, England.

Item 29.    Management Services

Other than as set forth under the caption “Management, Organization, and Capital Structure” of the Trust in Part A of the Registration Statement and under “Investment Advisory and Other Services” in Part B of the Registration Statement, the Registrant is not party to any management-related service contract.

Item 30.    Undertakings

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 9th day of March, 2004.

MERCURY MASTER TRUST (Registrant)

By:	/s/ TERRY K. GLENN
(Terry K. Glenn, President and Trustee)

INDEX TO EXHIBITS

Exhibit Number		Description
10	(a)	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.

10	(b)	Consent of Shearman & Sterling LLP, counsel for the Registrant.